Exhibit 23.2




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Neurocrine Biosciences, Inc. filed on or about November 13, 2001 and to the incorporation by reference therein of our report dated January 29, 2001, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




                                                              Ernst & Young LLP


San Diego, California
November 12, 2001